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RESIGNATION, SEVERANCE AND RELEASE AGREEMENT

    This Resignation, Severance and Release Agreement ("Agreement") is entered into by and between STAAR Surgical Company, a Delaware corporation, and its subsidiaries (collectively, the "Company") and Michael Lloyd, an individual ("Lloyd"), this 9th day of June, 2000 based upon the following:

RECITALS

    Whereas, the Company and Lloyd wish to memorialize their agreement regarding the termination of Lloyd's employment with the Company and the severance benefits that are to be transferred or paid to Lloyd as a result of the termination of his employment; and

    Whereas, the Company and Lloyd wish to memorialize their agreement regarding Lloyd's waiver of all rights and claims which he may have against the Company, if any.

    Now, therefore, in consideration of the mutual covenants and promises contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Lloyd agree as follows:

AGREEMENT

    1.  Incorporation of Recitals.  The recitals to this Agreement are an integral part of this Agreement and are hereby incorporated as a part of this Agreement as if set forth in it.

    2.  Termination of Employment.  As of the date of execution of this Agreement, Lloyd's employment with the Company shall terminate and Lloyd shall not perform further services for the Company.

    3.  Consideration for Agreement.  In exchange for Lloyd's release of the Company from any past and future obligations (if any), whether monetary or otherwise, allegedly owed by the Company to Lloyd based upon Lloyd's employment, the Company shall pay to Lloyd the sum of one hundred thousand dollars ($100,000). Furthermore, the Company agrees that Lloyd may exercise the following options prior to the dates such options expire or are terminated at the prices set forth below:

11/5/90	40,000 Warrants @ $4.00
8/1/91	12,500 Formula Stock Option @ $2.50
11/10/92	25,000 Incentive Stock Option @ $5.875
3/31/94	35,000 Incentive Stock Option @ $4.75
8/4/98	50,000 Incentive Stock Option @ $6.25
11/5/93	11,986 Anti-Dilution Warrants expired not available to exercise

    4.  Waiver of All Claims.  Lloyd agrees that Lloyd is not entitled to receive, will not claim and expressly waives any entitlement to rights, benefits or compensation from the Company other than as expressly set forth in this Agreement. Lloyd acknowledges that there may be adverse tax consequences relating to his receipt of some or all of the consideration set forth in section 3. LLOYD AGREES THAT HE WILL CONSULT WITH HIS TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE CONSIDERATION. LLOYD ACKNOWLEDGES THAT IT IS HIS SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO DO THIS INVESTIGATION.

    5.  Complete Release by Lloyd.

      (a)  Release.  Lloyd irrevocably and unconditionally releases all of the claims described in subsection (b) of this section 5 that Lloyd may now have against the following persons or entities (the "Releasees"): the Company, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection.

      (b)  Claims Released.  The claims released include all claims, promises, debts, causes of action or similar rights of any type or nature Lloyd has or had which in any way relate to (i) Lloyd's employment with the Company, or the termination of that employment, such as claims for compensation, bonuses, commissions, lost wages or unused accrued vacation or sick pay, (ii) the design or administration of any employee benefit program or Lloyd's entitlement to benefits under any such program, (iii) any claims to attorneys' fees and/or other legal costs, and (iv) any other claims or demands Lloyd may, on any basis, have. The claims released include, but are not limited to, claims arising under any of the following statutes or common law doctrines:

         (i) Anti-Discrimination Statutes, such as the Age Discrimination in Employment Act, which prohibits age discrimination in employment; the Civil Rights Act of 1991, Title VII of the Civil Rights Act of 1964, and §1981 of the Civil Rights Act of 1866, which prohibit discrimination based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act, which prohibits discrimination against the disabled; the California Fair Employment and Housing Act, which prohibits discrimination in employment based upon race, color, national origin, ancestry, physical or mental disability, medical condition, martial status, sex, or age; and any other federal, state or local laws or regulations prohibiting employment discrimination.

        (ii) Federal Employment Statutes, such as the Employee Retirement Income Security Act of 1974, which, among other things, protects pension or health plan benefits; and the Fair Labor Standards Act of 1938, which regulates wage and hour matters.

        (iii) Other Laws, such as any federal, state or local laws restricting an employer's right to terminate employees or otherwise regulating employment; any federal, state or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; and any other federal, state or local laws providing recourse for alleged wrongful discharge, physical or personal injury, emotional distress, fraud, negligent misrepresentation, libel, slander, defamation and similar or related claims. The laws referred to in this section include statutes, regulations, other administrative guidance and common law doctrines both in the United States and in Australia.

      (c)  Release Extends to Both Known and Unknown Claims.  This release covers both claims that Lloyd knows about and those Lloyd does not know about. Lloyd understands the significance of this release of unknown claims and his waiver of any statutory protection against a release of unknown claims. Lloyd expressly waives the protection of any such governmental statutes or regulations.

    More particularly, and without limitation, Lloyd acknowledges that Lloyd has read and is familiar with and understands the provisions of Section 1542 of the California Civil Code, which provides: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

    LLOYD EXPRESSLY WAIVES ANY RIGHT OR CLAIM OF RIGHT LLOYD MAY HAVE UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE.

      (d)  Ownership of Claims.  Lloyd represents that Lloyd has not assigned or transferred, or purported to assign or transfer, all or any part of any claim released by this Agreement.

    6.  Lloyd's Promises.  In addition to the release of claims provided for in section 5, Lloyd promises never to file or prosecute a lawsuit, administrative complaint or charge, or other complaint or charge asserting any claims that are released by the Agreement. Lloyd represents that Lloyd has not filed or caused to be filed any lawsuit, complaint or charge with respect to any claim this Agreement releases. Lloyd further agrees to request any government agency or other body assuming jurisdiction of any complaint or charge relating to a released claim to withdraw from the matter or dismiss the matter with prejudice.

    7.  Consequences of Lloyd's Violation of Promises.  If Lloyd breaks any of the promises in this Agreement, such as, by way of example and not by way of limitation, by filing or prosecuting a lawsuit or charge based on claims that Lloyd has released, or if any representation made by Lloyd in this Agreement was false when made, Lloyd will: (i) immediately return to the Company the consideration paid to him pursuant to section 5 above; and (ii) pay reasonable attorneys' fees and all other costs incurred as a result of such breach or false representation, such as, by way of example and not by way of limitation, the Company's cost of defending any suit brought with respect to a claim released by him.

    8.  Consulting with Attorney.  Lloyd acknowledges that he has had ample opportunity to consult with an attorney prior to executing this Agreement.

    9.  Return of Company Property.  Immediately following the execution of this Agreement, Lloyd shall transfer to the Company all files (including, but not limited to, electronic files), records, documents, drawings, specifications, equipment and similar items in its possession relating to the business of the Company or its confidential information.

    10.  Severability.  The provisions of this Agreement are severable. If any part of it is found to be unenforceable, all other provisions shall remain fully valid and enforceable.

    11.  Choice of Laws/Venue.  This Agreement shall be governed by the laws of the State of California, and any action or proceeding relating to this Agreement shall be heard solely before the Courts of the County of Los Angeles, California.

    12.  Nature, Effect and Interpretation of this Agreement.

      (a)  Entire Agreement.  This is the entire Agreement between Lloyd and the Company; it may not be modified or cancelled in any manner except by a writing signed by both the Company and Lloyd. The Company has made no promises or representations to Lloyd other than those in this Agreement and Lloyd has made no promises or representations to the Company other than those in this Agreement.

      (b)  Successors and Assigns.  This Agreement shall bind both the Company's and Lloyd's heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of all Releasees and their respective heirs, administrators, representatives, executors, successors and assigns.

      (c)  Interpretation.  This Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties. Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and" and the singular or plural number shall be deemed to include the other. Paragraph headings used in this Agreement are intended solely for convenience of reference and shall not be used in the interpretation of any of this Agreement. It is acknowledged that neither party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against either party as the alleged draftsman of this Agreement.

      (d)  Counterparts and Facsimiles.  For the convenience of the parties to this Agreement, this document may be executed by facsimile signatures and in counterparts which shall together constitute the agreement of the parties as one and the same instrument.

      (e)  Implementation.  The Company and Lloyd both agree that, without the receipt of further consideration, they will sign and deliver any documents and do anything else that is necessary in the future to make the provisions of this Agreement effective.

    13.  Notices.  Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "Notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (1) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (2) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (3) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (4) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed). Notices shall be addressed to the parties as follows:

Lloyd:	Michael Lloyd 2409 Bonnie Brae Avenue Claremont, California 91711
Company:	STAAR Surgical Company 1911 Walker Avenue Monrovia, California 91016 Attn.: Chief Executive Officer

    14.  Binding Arbitration.  The Company and Lloyd agree to submit all controversies, claims and matters of difference to binding arbitration according to the rules and practices of the American Arbitration Association from time-to-time in force.

    PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

    Executed at Monrovia, California this 2nd day of June 2000.

"LLOYD"
Michael Lloyd
"COMPANY"
STAAR Surgical Company
By:

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RESIGNATION, SEVERANCE AND RELEASE AGREEMENT
RECITALS
AGREEMENT